EXHIBIT 10.9

KCS ENERGY, INC.

RESTRICTED STOCK AGREEMENT

Restricted stock granted to: Address:	«FIRST» «LAST» (the “Grantee”) «ADDRESS» «CITY», «ST» «ZIP»

          This agreement made by and between KCS Energy, Inc., a Delaware Corporation (the “Company”), having its office at 5555 San Felipe, Suite 1200, Houston, Texas 77056, and the Grantee, an employee of the Company or any Subsidiary (as defined in the 2001 Employee and Directors Stock Plan of the Company (the “2001 Plan”)), residing at the address set forth above (the “Agreement”).

          Whereas because the 2001 Plan, a copy of which is attached as Exhibit A became effective upon the effective date of the Company’s Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code by order of the United States Bankruptcy Court dated January 30, 2001; and

          Whereas the 2001 Plan provides that the Executive Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company may grant an award of restricted shares, together with other securities issuable thereunder, in an aggregate of not more than 4,362,868 shares of it’s common stock, $.01 par value (the “Stock”); and

          WHEREAS the Committee has determined that an award of restricted shares under the 2001 Plan should be granted to the Grantee; and

          WHEREAS the Grantee desires to accept the grant of such award of restricted shares and to enter this Agreement with the Company;

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the parties hereto agree as follows:

          FIRST: «DATE» (the “Grant Date”), the Company hereby grants to the Grantee «SHARES» restricted shares of Stock, including the right to vote such restricted shares, subject to the restrictions hereinafter set forth (such Stock shall hereinafter be referred to as the “Restricted Shares”). One or more stock certificate(s) representing «SHARES» shares of Common Stock shall hereby be registered in the Grantee’s name (the “Certificates”), but shall be held in custody of the Company for the Grantee’s account.

          SECOND: (a) If the Grantee shall die or cease employment because of a Total and Permanent Disability (as defined in the 2001 Plan) while in the employ of the Company or any Subsidiary and shall have been so employed at all times from the date of this Agreement to the date of the Grantee’s death or Total and Permanent Disability, all restrictions shall lapse or terminate.

          (b) If the Grantee ceases to be an employee of the Company or any Subsidiary by reason of Retirement (as defined in the 2001 Plan), all restrictions shall lapse or terminate.

          (c) Except as otherwise provided in this Paragraph SECOND, if the Grantee shall cease to be an employee of the Company or any Subsidiary for any reason other than death, Total and Permanent Disability or Retirement, the Restricted Shares shall be forfeited immediately.

          (d) The Restricted Shares shall be subject in all respects to any rules and regulations adopted from time to time by the committee as it deems proper for carrying out the purposes of the 2001 Plan. The interpretation and construction by the Committee of any provision of the 2001 Plan or this Agreement shall be final and binding on all parties.

          (e) The Restricted Shares are subject in all respects to the 2001 Plan, the terms of which are incorporated herein by reference. In the event of any conflict between this Agreement and the 2001 Plan, the terms of the 2001 Plan shall control.

          THIRD: The Restricted Shares are granted subject to the following provisions, conditions and limitations, as well as to all the provisions, conditions and limitations stated in the 2001 Plan:

          (a) Grantee shall not be entitled to delivery of the Certificates until the expiration or termination of the Restricted Period (as defined in Paragraph NINTH);

          (b) The Restricted Shares shall not be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period and until the satisfaction of any other conditions prescribed by the Committee;

          (c) At the discretion of the Committee, cash and stock dividends with respect to the Restricted Shares may be either currently paid or withheld by the Company for the Grantee’s account, and interest may be paid on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee. Cash or stock dividends so withheld by the Committee shall not be subject to forfeiture.

          (d) In the event (i) any recapitalization, reclassification, spin-off, split-up, or consolidation of Common Stock is effected; (ii) the outstanding shares of Common Stock are exchanged, in connection with a merger or consolidation of the Company or a sale by the Company of all or part of it’s assets, for a different number or class of shares of stock or other securities of the Company or for shares of the stock or other securities of any other corporation; (iii) new, different or additional shares or other securities of the Company or of another corporation are received by the holders of Common Stock; or (iv) any distribution is made to the holders of Common Stock other than a cash dividend; the Board shall make appropriate adjustments to the number and class of shares or other securities that may be issued or transferred pursuant to outstanding Restricted Shares and the number and class of shares or other securities available for issuance under the Plan.

          (e) If at any time, the Board shall in it’s discretion determine that the listing, registration or qualification of the Restricted Shares subject to this award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance of shares of Stock hereunder, such Restricted Shares shall not be issued in whole or part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free from any conditions not reasonably acceptable to the Board. In the event the Restricted Shares issued pursuant to this award have not been registered under the Securities Act of 1993, as amended, the Company shall cause a legend or legends to be placed on any certificates representing such Stock stating that such shares have not been so registered.

          FOURTH: The Company, within ten (10) days of the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, will issue and deliver to the Grantee, a certificate for the number of shares of Stock representing Restricted Shares with respect to which the restrictions have lapsed. The time of such delivery, however, may be postponed by the Company for such period as it may require using reasonable diligence, to comply with the requirements of law.

          FIFTH: This Agreement shall be binding upon the Company, its successors and assigns and, subject to the provisions and conditions hereof, shall inure to the benefit of the legatees, distributees and legal representatives of the Grantee.

          SIXTH: This Agreement and the 2001 Plan embody the entire understanding and agreement of the parties in relation to the subject matter hereof and no promise, condition, representation or warranty, express or implied, not herein stated shall bind either party hereto. Except as provided in the 2001 Plan, none of the terms and conditions of this Agreement may be changed, modified, waived or canceled except by a writing, signed by the parties hereto specifying such change, modification, waiver or cancellation. A waiver by either party, at any time, of compliance with any of the terms and conditions of this Agreement shall not be considered a modification, cancellation or consent to a future waiver of such terms and conditions or of any preceding or succeeding breach thereof, unless expressly so stated. If any section, paragraph, sentence, word or other provision of this Agreement shall be deemed to be invalid or unenforceable, then all of the remaining Agreement sections, paragraphs, sentences, words or other provisions shall remain in full force and effect and shall be binding upon the Grantee.

          SEVENTH: This Agreement shall be construed and enforced in accordance with the laws of the state of Delaware.

          EIGHTH: This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed to be an original as of the date set forth below and it shall not be necessary in making proof of this Agreement to produce or account for more that one such counterpart.

          NINTH: The restrictions on the Restricted Shares shall lapse on the date(s) set forth below:

Restricted Period	Shares Applicable To «SHARES» shares

          The Committee has also established the following conditions in addition to or other than the expiration of the Restricted Period:

The restricted period shall lapse two years from the date of issuance if the following conditions are met:

          ‹PERFORMANCE CRITERIA›

          TENTH: The signature of the Grantee hereon will constitute the Grantee’s acknowledgement of receipt of a copy of the 2001 Plan, the Grantee’s acceptance of this Agreement and all terms and provisions hereof. This Agreement shall become void and of no force and effect whatsoever, unless within 21 days from the date hereof the Grantee returns to the Secretary of the Company a copy of this Agreement signed by the Grantee.

                    IN WITNESS WHEREOF, the Grantee has executed this Agreement and the Company has caused this Agreement to be executed and attested in its name and on its behalf, by its duly authorized signatories as of this ‹DATE›.

ATTEST	KCS ENERGY, INC.

——————————————— Secretary	By ——————————————— President

By ——————————————— Grantee